EXHIBIT 23.5.1

Phoenix, Arizona

July 28, 2003

Crystallex International Corporation
579 Richmond Street West
#301
Toronto, Ontario M5Z 1Y6
Canada

Dear Sirs:

AMEC E&C Services, Inc. (formerly Mineral Resources Development Inc. (MRDI)) consents to the use in Registration Statements of Crystallex International Corporation (the "Corporation") on Forms F-1, F-2 or F-3 and S-8 (the "Registration Statements") of the information attributed to MRDI contained in the Corporation's Annual Report on Form 20-F for its fiscal year ended December 31, 2002, and any amendments thereto, filed with the U.S. Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and as may be incorporated by reference in the registration statements. The undersigned states that MRDI are the authors of the following reports:

o Resource Estimate for the Lo Increible Project, La Cruz, La Victoria, El Tapon, LA Sofia, LA Loca and El Extranjero Deposits, dated December 1998

o    Resource Estimate Update for La Victoria and La Cruz Deposits, dated May
     2000.

We also consent to the use of our name under the heading "Experts: in the Registration Statements.

Sincerely yours,

By /s/ Philip Juetten
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Philip Juetten/Operations Manager
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[Please print name and title]

AMEC E&C Services, Inc.
2001 W. Camelback Road, Ste. 3000
Phoenix, Arizona 85015
Tel +1 602 343 2400
Fax +1 602 343 2499